UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 11, 2008

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting held September 11, 2008, the Board of Directors (the “Board”) of eHealth, Inc. (the “Company”) appointed Lawrence M. Higby as a Class II director. Mr. Higby has been the President, Chief Executive Officer and member of the board of directors of Apria Healthcare Group Inc. since February 2002. From 1997 until his appointment as Chief Executive Officer in February 2002, Mr. Higby served as Apria’s President and Chief Operating Officer. Previously, Mr. Higby was the former President and Chief Operating Officer of Unocal’s 76 Products Company and Group Vice President of Unocal Corporation from 1994 to 1997. No arrangement or understanding exists between Mr. Higby and any other person pursuant to which he was selected as a director.

On September 11, 2008, in connection with being appointed to the Board as a non-employee director, Mr. Higby received an automatic stock option grant pursuant to the Company’s 2006 Equity Incentive Plan to purchase 25,000 shares of the Company’s common stock.

In connection with the appointment of Mr. Higby, Christopher J. Schaepe resigned from the Board on September 11, 2008. Mr. Schaepe originally joined the Board as a representative of one of the Company’s original venture capital investors. His decision was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events

On September 17, 2008, the Company issued a press release announcing Mr. Higby’s appointment and Mr. Schaepe’s resignation. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of eHealth, Inc. dated September 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.

By:	/s/ Stuart M. Huizinga
Stuart M. Huizinga Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: September 17, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of eHealth, Inc. dated September 17, 2008.